EXHIBIT 99.1

Investor Contact:	Mark Haden
Bunge Limited
914-684-3398
Mark.Haden@Bunge.com

Media Contact:	Stewart Lindsay
Bunge Limited
1-914-684-3369
Stewart.Lindsay@Bunge.com

Bunge Provides Update on Full Year 2008 Performance

WHITE PLAINS, NY — January 13, 2009 — Bunge Limited (NYSE: BG) today announced that it is lowering its earnings expectations for the full year ended December 31, 2008. The company’s revised preliminary earnings estimate is approximately $1.06 billion, or $7.70 per share.

Weak fourth quarter results were impacted by soft demand for soybean meal and oil due to challenging economic conditions in our end markets and substitutions of other agricultural commodity products. Farmers were reluctant sellers of crops in expectation of higher prices, while credit constraints affected the Brazilian farm sector and limited sales of fertilizer. Fertilizer segment performance was also impacted by foreign exchange losses of approximately $225 million from the 18% devaluation of the Brazilian real on U.S. dollar-denominated financing of working capital during the fourth quarter. Unlike in agribusiness, where inventories are marked to market, offsetting gains in fertilizer inventories are expected to occur in future quarters when these inventories are sold.

The company expects to record an after tax charge of approximately $160 million related to counterparty risk in its agribusiness segment. Depressed economic conditions and significant declines in agricultural commodity, freight and energy prices have adversely affected certain customers and counterparties.

Jacqualyn Fouse, Chief Financial Officer, stated: “In the fourth quarter, demand fell more than we anticipated. Periods of soft demand are typically short lived in our industry, and we expect to see fundamentals improve during 2009. The USDA forecasts global soybean meal consumption to be flat and vegetable oil to increase 4% in 2009 as compared to 2008. Stocks-to-use ratios of agricultural commodities remain near historically low levels. The recent increase in agricultural commodity prices has improved farm economics. This is encouraging farmers to sell their crops and should stimulate purchases of crop nutrients during the year.

“We are taking further steps to lower costs and improve the efficiency of our asset network. At the same time, the stronger U.S. dollar should benefit the cost structures of our foreign operations. We enter 2009 with a comfortable liquidity position, which should help us to take advantage of opportunities that may arise during this volatile economic period. Our preliminary expectation for 2009 earnings is in the range of $6.90 to $7.60 per share.”

The company will provide more information when it announces its fourth quarter results on Thursday, February 5, 2009.

About Bunge
Bunge Limited (www.Bunge.com, NYSE: BG) is a leading global agribusiness and food company founded in 1818 and headquartered in White Plains, New York. Bunge’s over 25,000 employees in over 30 countries enhance lives by improving the global agribusiness and food production chain. The company supplies fertilizer to farmers in South America, originates, transports and processes oilseeds, grains and other agricultural commodities worldwide, produces food products for commercial customers and consumers and supplies raw materials and services to the biofuels industry.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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